CONSENT OF INDEPENDENT AUDITORS'




Board of Directors
Allnetservices.com Corp.
3650 Coral Ridge Drive, Suite 101
Coral Springs, Florida  33065

We consent to the use in this Registration Statement of AllnetServices.com Corp. on Form 10-SB, of our report dated April 27, 1999 of AllnetServices.com Corp. for the years ended December 31, 1998 and 1997, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.





                                         BERKOWITZ DICK POLLACK & BRANT, LLP
                                         CERTIFIED PUBLIC ACCOUNTANTS